UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2009
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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2009, the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”) unanimously approved a resolution to (i) increase the size of the Board from nine to ten directors and (ii) appoint Michael R. Mainelli to the Board to fill the resulting vacancy effective as of such date.  The Board also unanimously approved a resolution finding that Mr. Mainelli qualifies as an “independent director” of the Company as defined in Nasdaq Marketplace Rule 5605(a)(2).  On August 19, 2009, the Board unanimously approved a resolution appointing Mr. Mainelli to the Compensation Committee of the Board (the “Compensation Committee”) effective as of such date.

On August 18, 2009 (prior to Mr. Mainelli’s appointment to such committee), the Compensation Committee unanimously approved, pursuant to the terms of the Company’s 2004 Amended and Restated Long-Term Incentive Plan (the “Plan”), an award to Mr. Mainelli of options to purchase 30,000 shares of common stock of the Company.  These options were awarded pursuant to the Company’s standard non-employee director nonqualified stock option agreement form, except that, as required for initial grants to directors under the Plan, they vest in equal annual increments over 5 years as opposed to 3 years.

A copy of a press release announcing Mr. Mainelli’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated August 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Raymond C. Kolls
Raymond C. Kolls Senior Vice President & General Counsel

Date: August 21, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 19, 2009